EXHIBIT 10.20
                                                                   -------------


                              DIRECTOR STOCK OPTION

                                   GRANTED BY

                             ABLE LABORATORIES, INC.

                       (hereinafter called the "Company")

                                       TO

                                  JERRY TREPPEL


                        (hereinafter called the "Holder")



         For valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants to the Holder the following option:

         FIRST: Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company shares of the common stock, $.01 par value per share, ("Common Stock"), of the Company. Schedule A hereto, the provisions of which are incorporated by reference herein, sets forth (a) the maximum number of shares that the Holder may purchase upon exercise of this Option, (b) the exercise price per share of Common Stock purchasable hereunder, (c) the expiration date of this Option, (d) the vesting rate, if any and (e) certain other terms and conditions applicable to this Option.

         This Option shall be exercised in whole or in part by the Holder's delivery to the Company of written notice (the "Notice of Exercise") setting forth the number of shares with respect to which this Option is to be exercised, together with (a) cash in an amount, or a check, bank draft or postal or express money order payable in an amount, equal to the aggregate exercise price for the shares being purchased, (b) with the consent of the Board (which term shall herein include the compensation committee of the Board), shares of Common Stock having a fair market value equal to such aggregate exercise price; (c) with the consent of the Board, such other consideration that is acceptable to the Board and that has a fair market value, as determined by the Board, equal to such aggregate exercise price; or (d) with the consent of the Board, any combination of the foregoing. The "fair market value" of the Common Stock shall equal (i) the closing price per share on the date of grant of the Option as reported by the National Market System or another automated quotation system of the National Association of Securities Dealers, Inc., including the OTC Bulletin Board, (ii) if the Common Stock is not quoted on any such system, as reported by a national stock exchange or (iii) if the Common Stock is not listed on such an exchange, the fair market value as determined by the Board.

         SECOND: The Company, in its discretion, may file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register shares of Common Stock reserved for issuance under this option. At any time at which such a registration statement is not in effect, it shall be a condition precedent to any exercise of this Option that the Holder shall deliver to the Company a customary "investment letter" satisfactory to the Company and its counsel in which, among other things, the Holder shall (a) state that he or she is acquiring shares of Common Stock subject to the Option for his or her own account for investment and not with a view to the resale or distribution thereof and (b) acknowledge that those shares are not freely transferable except in compliance with federal and state securities laws.

         THIRD: In order to exercise this option in whole or in part, the Holder shall deliver to the Company the Notice of Exercise and related investment letter, payment of exercise price pursuant to Paragraphs First and Second hereof and any agreement not inconsistent with that may then be required by the Company in its sole discretion. As promptly as practicable after receipt by the Company, such materials, the Company shall deliver to the Holder (or if any other individual or individuals are exercising this Option, to such individual or individuals) a certificate registered in the name of the Holder (or the names of the other individual or individuals exercising this Option) and representing the number of shares with respect to which this Option is then being exercised; PROVIDED, HOWEVER, that if any law or regulation or order of the Securities and Exchange Commission or any other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this Option) to take any action in connection with the shares then being purchased, the date for the delivery of the certificate for such shares shall be extended for the period necessary to take and complete such action. The Company may imprint upon said certificate such legends as counsel for the Company may consider appropriate. Delivery by the Company of the certificates for such shares shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Holder, at the address specified in the Notice. The Company will pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this Option.

         The Company will, at all times while any portion of this Option is outstanding, reserve and keep available, out of shares of its authorized and unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of its Common Stock to satisfy the requirements of this Option.

         FOURTH: If the Company shall effect any subdivision or consolidation of shares of its stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares outstanding, in any such case without receiving compensation therefor in money, services or property, then the number, class and per share price of shares of stock subject to this Option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised this Option in full immediately prior to such event.

         If the Company shall be a party to a reorganization or merger with one or more other corporations (whether or not the Company is the surviving or resulting corporation), shall consolidate with or into one or more other corporations, shall be liquidated, or shall sell or otherwise dispose of substantially all of its assets to another corporation (each a "Transaction"), then:

                  (a) subject to the provisions of clauses (b) and (c) below, after the effective date of the Transaction, the Holder of this Option shall be entitled, upon exercise hereof and at no additional cost, to receive shares of Common Stock or, if applicable, shares of such other stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the Transaction;

                  (b) the Board may accelerate the time for exercise of this Option to a date prior to the effective date of the Transaction, as specified by the Board; or

                  (c) this Option may be canceled by the Board as of the effective date of the Transaction, provided that (i) notice of such cancellation shall have been given to the Holder and (ii) the Holder shall have the right to exercise this Option to the extent the same is then exercisable or, if the Board shall have accelerated the time for exercise of this Option, in full during the thirty-day period preceding the effective date of the Transaction.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Option.

         FIFTH: Neither the Holder nor any other person shall, by virtue of the granting of this Option, be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised pursuant to the terms hereof with respect to such shares and the Company has issued and delivered the shares to the Holder.

         SIXTH: This Option is not transferable by the Holder or by operation of law, otherwise than by will or under the laws of descent and distribution. This Option is exercisable, during the Holder's lifetime, only by the Holder.

         In the event that the Holder's employment (which term shall "employment" include service as a director with the Company or any subsidiary is terminated by the Holder or by the Company without "Cause" (as defined hereinafter) other than in connection with the Holder's death or permanent and total disability, the Holder shall nonetheless have the right to exercise this Option after the date on which the Holder so ceases to be an employee of the Company or any subsidiary or parent (but not later than the expiration date of this Option) with respect to the shares which were purchasable by the Holder by exercise of this Option on such date.

         In the event that the Holder's employment is terminated by the Company for Cause, this Option shall terminate immediately. As used in this Option, "Cause" shall mean a determination by the Company (including the Board) or a subsidiary or parent that the Holder's employment with the Company or such subsidiary or parent should be terminated as a result of (i) a material breach by the Holder of any agreement to which the Holder and the Company (or such subsidiary or parent) are both parties, (ii) any act (other than resignation or retirement) by the Holder that may have a material and adverse effect on the business of the Company or any subsidiary or on the ability to perform services for the Company or such subsidiary, including the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company or such subsidiary or parent.

         In the event of the death or permanent and total disability of the Holder prior to the date of termination or expiration of this Option, this Option shall terminate on the earlier of the expiration date of this Option or one year following the date of such death or disability. In the event of the death of the Holder prior to the date of termination or expiration of this Option, the Holder's executors, administrators or any individual or individuals to whom this Option is transferred by will or under the laws of descent and distribution, as the case may be, shall have the right to exercise this Option (but not later than the expiration date of this Option) with respect to the number of shares purchasable by the Holder at the date of death.

         SEVENTH: The Holder agrees that, during the 180-day period commencing with the closing date of any public offering by the Company of shares of Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or any successor act, the Holder will not, without the prior written consent of the representative or representatives of the underwriters of such offering, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber any shares of Common Stock acquired upon exercise of this Option, other than such shares, if any, as shall be covered by such registration statement or as shall be consented to by the Company and such representative or representatives. The Holder further agrees that, in order to facilitate any such public offering, (a) the agreements in this Paragraph Seventh shall be for the benefit of such underwriters as well as the Company and
(b) upon request of such representative or representatives, the Holder will execute a separate written instrument to the effect set forth in the preceding sentence, with such changes therein as such representative or representatives may request, PROVIDED that such changes are not materially adverse to the interest of the Holder.

         EIGHTH: If the Company in its discretion determines that it is obligated to withhold tax with respect to shares of Common Stock received on exercise of this Option, the Holder agrees that the Company may withhold from the Holder's wages the appropriate amount of federal, state or local withholding taxes attributable to the Holder's exercise of such Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or (with respect to compensation income attributable to the exercise of this Option) in kind from the Common Stock otherwise deliverable to the Holder on exercise of this Option. The Holder further agrees that, if the Company does not withhold an amount from the Holder's wages sufficient to satisfy the Company's withholding obligation, the Holder will remit to the Company on demand, in cash, the amount estimated by the Company to be underwithheld.

         NINTH: Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered at the office of the Chief Financial Officer of the Company, or to such other officer or at such other address as the Company may hereafter designate, or when deposited in the mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at such office or other address.

         Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at the address, or by facsimile to the number, furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

         TENTH: This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.



                                      * * *

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the effective date.


                                   ABLE LABORATORIES, INC.


                                   By:  /s/Dhananjay G. Wadekar
                                        ----------------------------------------
                                   Name: Dhananjay G. Wadekar
                                   Title:  President and Chief Executive Officer






Acknowledgment

         The undersigned Holder acknowledges receipt of this Stock Option Agreement, including Schedule A hereto, and agrees to be bound by all obligations of the Holder as set forth in such Stock Option Agreement.

                                   HOLDER

                                   /s/ Jerry Treppel
                                   -----------------------------
                                   Name:  Jerry Treppel

                                   SCHEDULE A

                             ABLE LABORATORIES, INC.

                              DIRECTOR STOCK OPTION
                              ---------------------




Date of Grant:                            October 28, 2002

Name of Holder:                           Jerry Treppel

Address:

Social Security Number:                   ______________________


Maximum number of shares for which
this Option is exercisable:               50,000 shares

Exercise (purchase) price per share:      $5.00


Expiration date of this Option:           October 28, 2009

Vesting rate:                             Option vests (i) 5,000 shares
                                          immediately, (ii) 15,000 shares on the
                                          12-month anniversary of the date of
                                          the option, (iii) 7,500 shares on each
                                          of the 18-month and 24-month
                                          anniversaries of the date of this
                                          option, and (iv) the remainder in four
                                          equal quarterly installments of 3,750
                                          shares at the end of each calendar
                                          quarter beginning with the quarter
                                          ending March 31, 2005.

Other terms and conditions:               None.